Pretium Packaging to be Acquired by Genstar Capital

Chesterfield, MO May 1, 2014: Pretium Packaging, L.L.C. announced its parent company has entered into a definitive agreement to be acquired by Genstar Capital, a private equity firm based in San Francisco, California.
In conjunction with the sale, the Company expects to redeem its senior secured notes, conditioned on the completion of the sale. The sale is subject to satisfaction of customary conditions and is expected to be completed in June 2014.
Pretium is currently controlled by New York based private equity firm Castle Harlan, Inc. Citigroup Global Markets Inc. served as exclusive financial advisor to the Company, and Schulte Roth & Zabel LLP served as legal counsel.
Pretium CEO and president George Abd said, “We have greatly enjoyed working with Castle Harlan over the past four years. They have been true partners in helping to drive Pretium’s growth, with sales growing from $165 million in 2009 to $241 million in 2013. In addition, we are excited to team with Genstar Capital, a growth-oriented firm with a strong focus on niche specialty manufacturing. They are a perfect fit with Pretium’s go-to-market strategy and will help us drive our growth in the future.”
About the Company
Pretium Packaging, headquartered in Chesterfield, Missouri, is among the nation’s largest manufacturers of customized, high-performance rigid plastic bottles and containers. With more than 650 customers, including global consumer packaged goods companies, as well as national, regional and local customers, the Company supplies a wide range of bottles and containers to food, personal-care, household, healthcare and pharmaceutical products end markets. The Company currently operates ten manufacturing facilities, nine in the United States and one in Canada, and employs more than 1,000 personnel. For more information visit the Company website pretiumpkg.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve numerous risks and uncertainties. The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, including, without limitation, statements regarding the expected closing of the proposed sale of Pretium Holdings, and the Company’s expectations with respect to the conditional redemption. All forward-looking statements included in this communication are based on information available to the Company on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither the Company nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the Company’s control. These factors include: failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory or other approvals; failure to consummate or delay in consummating the sale of Pretium Holdings for other reasons; changes in laws or regulations; and changes in general economic conditions. The Company undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information please refer to the Company’s most recent Form 10-K, 10-Q and 8-K reports filed with the SEC.

Contact: George Abd                                        (314) 727-8200